Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

NASB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-24033	43-1805201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive offices) (Zip Code)

(816) 765-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

On August 29, 2014, the Company notified the NASDAQ Capital Market (“NASDAQ”) of its intention to file a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”) with the Securities and Exchange Commission (the “SEC”) on September 10, 2014. The purpose of the Form 25 filing is to effect the delisting from NASDAQ of the Company’s outstanding common shares, par value $0.15 per share of the Company (the “Shares”), and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the Form 25 filing will become effective on September 18, 2014. Upon the effectiveness of the Form 25 filing, the Company also intends to file, on September 18, 2014, a Form 15 with the SEC to suspend the Company’s duty to file reports under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12 of the Exchange Act.

Concurrently with the delivery of the notification to NASDAQ, the Company issued a press release regarding its intention to voluntarily delist and deregister the Shares, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Please see the disclosure set forth under “Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing” which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NASB FINANCIAL, INC.

By:	/s/ Rhonda Nyhus
Rhonda Nyhus
Vice President and Treasurer

Date: August 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 29, 2014